EXHIBIT 21
SUBSIDIARIES OF FLOWERS FOODS, INC.

Jurisdiction of Incorporation
Name of Subsidiary	or Organization
Flowers Finance, LLC	Delaware
Flowers Bakeries Brands, LLC	Delaware
Holsum Holdings, LLC	Arizona
Holsum Bakery, Inc.	Arizona
Fast Food Services, Inc.	Arizona
Derst Baking Company, LLC	Georgia
Flowers Foods Bakeries Group, LLC	Georgia
Flowers Baking Co. of Opelika, LLC	Alabama
Flowers Baking Co. of Tuscaloosa, LLC	Alabama
Bailey Street Bakery, LLC	Alabama
Flowers Baking Co. of Birmingham, LLC	Alabama
Flowers Baking Co. of Pine Bluff, LLC	Arkansas
Flowers Baking Co. of Batesville, LLC	Arkansas
Fort Smith Baking Co, LLC	Arkansas
Flowers Baking Co. of Florida, LLC	Florida
C&G Holdings, Inc.	Delaware
Flowers Baking Co. of Miami, LLC	Florida
Flowers Baking Co. of Jacksonville, LLC	Florida
Flowers Baking Co. of Bradenton, LLC	Florida
Southern Bakeries, Inc.	Delaware
Flowers Baking Co. of Thomasville, LLC	Georgia
Flowers Baking Co. of Villa Rica, LLC	Georgia
Flowers Baking Co. of Tucker, LLC	Georgia
Flowers Baking Co. of McDonough, LLC	Georgia
Flowers Baking Co. of Bardstown, LLC	Kentucky
Flowers Baking Co. of Lafayette, LLC	Louisiana
Flowers Baking Co. of New Orleans, LLC	Louisiana
Flowers Baking Co. of Baton Rouge, LLC	Louisiana
Flowers Baking Co. of Jamestown, LLC	North Carolina
Franklin Baking Company, LLC	North Carolina
Flowers Baking Co. of Newton, LLC	North Carolina
Flowers Baking Co. of Memphis, LLC	Tennessee
Flowers Baking Co. of Morristown, LLC	Tennessee
Flowers Baking Co. of Nashville, LLC	Tennessee
Flowers Baking Co. of Houston, LLC	Texas
Flowers Baking Co. of Texas, LLC	Texas
Flowers Baking Co. of Tyler, LLC	Georgia
Flowers Baking Co. of San Antonio, LLC	Texas
Flowers Baking Co. of El Paso, LLC	Texas
Flowers Baking Co. of Denton, LLC	Texas
El Paso Baking Company de Mexico, S.A. de C. V.	Mexico
San Antonio Baking Co., LLC	Texas
Austin Baking Co., LLC	Texas
Corpus Christi Baking Co., LLC	Texas
Leeland Baking Co., LLC	Texas
Flowers Baking Co. of Norfolk, LLC	Virginia
Flowers Baking Co. of Lynchburg, LLC	Virginia
Flowers Baking Co. of West Virginia, LLC	West Virginia
Storck Baking Company, LLC	West Virginia
Flowers Specialty Foodservice Sales, LLC	Georgia
Flowers Foods Specialty Group, LLC	Georgia
Flowers Bakery of Atlanta, LLC	Georgia
Flowers Bakery of Suwanee, LLC	Georgia

Jurisdiction of Incorporation
Name of Subsidiary	or Organization
Flowers Bakery of Fort Smith, LLC	Arkansas
Flowers Bakery of Texarkana, LLC	Arkansas
Flowers Frozen Desserts, LLC	Georgia
Flowers Frozen Desserts Sales Group, LLC	Georgia
Flowers Foil Company, LLC	Georgia
Flowers Frozen Distributors, LLC	Georgia
Key Mix, LLC	Maryland
Flowers Bakery of Crossville, LLC	Tennessee
Flowers Specialty Snack Sales, Inc.	Tennessee
Flowers Bakery of Cleveland, LLC	Tennessee
Flowers Bakery of London, LLC	Kentucky
Flowers Bakery of Montgomery, LLC	Alabama
Flowers Bakery of Winston-Salem, LLC	North Carolina
Flowers Specialty Brands, LLC	South Carolina